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                                                              Exhibit 10.19


                  SETTLEMENT AGREEMENT AND GENERAL RELEASE


                  This Settlement Agreement and General Release (this "Agreement") is made and entered into this third day of December, 1999, by and between Robert B. Staib ("Staib"), a resident of the State of Iowa, and Stockpoint, Inc., a Delaware corporation (the "Company").

                  WHEREAS, Staib was employed as Chief Executive Officer of the Company until December 3, 1998 when he took a leave of absence, and formally resigned his positions as an officer, director and employee of the Company effective April 12, 1999;

                  WHEREAS, Staib claims entitlement to certain back pay, vacation and severance benefits in connection with his employment
("Employment Related Compensation") as well as reimbursements for expenditures on behalf of the Company ("Reimbursements");

                  WHEREAS, at various times beginning in November 1994, Staib guaranteed certain bank lines and other debt obligations (the "Loans") of the Company and was obligated to collateralize those guarantees with certain marketable securities (the "Pledged Securities")

                  WHEREAS, in consideration of the guarantees and collateralization by Staib of the Loans, the Company issued to Staib warrants to purchase an aggregate of 500,000 shares of the Company's common stock (the "Common Stock") at a price of $8.00 per share (the "$8.00 Warrants"), warrants to purchase an aggregate of 806,250 shares of the Common Stock at a price of $4.00 per share (the "$4.00 Warrants" and together with the $8.00 Warrants, the "Warrants"), and paid Staib guarantee fees (the "Guarantee Fees");

                  WHEREAS, the Company now asserts that it has actionable claims against Staib with respect to Pledged Securities and has alleged that (a) the Pledged Securities did not in fact exist, and the Loans and the Warrants were therefore falsely induced, (b) the Warrants are void for lack of consideration, (c) the Company has been damaged by Staib's actions by being unable to obtain additional funds under its Loans necessary to fund its operations and by being forced to incur significant expense to resolve disputes with its lenders and with Staib, and (d) the Company's reputation in its community has been damaged by Staib's actions;

                  WHEREAS, the Company further alleges that it has no obligation to honor any of the Warrants, that it is entitled to refund of the Guarantee Fees, that it has fully paid and has no further obligation to pay any further Employment Related Compensation to Staib, that it has paid all Reimbursements and does not have proper documentation for further Reimbursements and that it has no obligation to pay any sums to entities now, or previously controlled by Staib;


                  WHEREAS, Staib denies the Company's allegations and claims that the Company is obligated to pay the Employment Related Compensation and the Reimbursements, to honor the Warrants, and to issue to Staib $8.00 Warrants to purchase an additional 200,000 shares of Common Stock;



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                  WHEREAS, Staib holds 246,000 shares of the Common Stock
and 1600 shares of the Company's Series B Preferred Stock (collectively, the "Staib Shares");

                  WHEREAS, Staib and the Company desire to settle all disputes related to the Loans, the Warrants, Reimbursements and to determine the voting rights and disposition of the Staib Shares and shares issuable upon exercise of the $4.00 Warrants and the $8.00 Warrants in accordance with the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Resignation of Staib. Staib agrees and acknowledges that he voluntarily terminated all services as an employee, officer and director of the Company effective as of the date of his leave of absence (December 3, 1998), confirmed such resignation on April 12, 1999, and does not serve in any capacity as an officer, director or employee of the Company and has not served in any such capacity since December 3, 1998.

                  2. Surrender and Cancellation of Warrants. Staib and the Company hereby agree that, effective upon execution of this Agreement, (i) all $8.00 Warrants, and (ii) $4.00 Warrants to purchase 306,250 shares of Common Stock shall be and hereby are cancelled and shall be considered null and void. In accordance therewith, Staib hereby agrees to surrender, and is delivering and surrendering to the Company with this Agreement:

                  (a) Staib's $8.00 Warrant to purchase 500,000 shares of Common Stock as evidenced by that certain Warrant Agreement dated as of April 13, 1998;

                  (b) Staib's $4.00 Warrant to purchase 93,750 shares of Common Stock as evidenced by that certain Warrant to Purchase Common Stock of Neural Applications Corporation dated November 15, 1994;

                  (c) Staib's $4.00 Warrant to purchase 78,125 shares of Common Stock as evidenced by that certain Warrant to Purchase Common Stock of Neural Applications Corporation dated May 16, 1995;

                  (d) Staib's $4.00 Warrant to purchase 46,875 shares of Common Stock as evidenced by that certain Warrant to Purchase Common Stock of Neural Applications Corporation dated June 26, 1995; and

                  (e) Staib's $4.00 Warrant to purchase 400,000 shares of the Company's Common Stock as evidenced by that certain Warrant To Purchase 400,000 Shares of Common Stock of Neural Applications Corporation dated February 27, 1996 (the "Warrant Agreement"); provided, however, that the Company shall issue to Staib a new warrant (the "Replacement Warrant") to purchase 312,500 shares of the Company's


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         Common Stock at a purchase price of $4.00 per share having the same terms as the Warrant Agreement and representing the portion of the Warrant Agreement not cancelled in accordance with the foregoing.

         Staib further agrees and represents that all other rights of Staib to receive warrants to purchase shares of the Common Stock, whether current or prospective, in connection with Staib's personal guarantee of, or pledge of assets as security for, or both, the obligations of the Company, including, without limitation, any further right to receive $8.00 Warrants to purchase 200,000 Shares, are hereby surrendered and cancelled. Staib hereby represents and acknowledges that, after the transactions set forth in this Section 2, Staib shall hold, subject to the terms of the Voting Trust Agreement described in Section 5 (a) $4.00 Warrants to purchase an aggregate of 500,000 shares of Common consisting solely of the Replacement Warrant and that certain Warrant to Purchase Common Stock of Neural Applications Corporation dated June 1, 1996 Stock (collectively, the "Remaining Warrants") representing the right to purchase 187,500 shares of Common Stock, and (b) the Staib Shares (the Staib Shares and such Remaining Warrants being hereafter referred to as the "Remaining Equity Rights"), and hereby further represents and agrees that he shall not hold, or have the right to purchase, acquire or receive, any shares of Common Stock or equity interest in the Company other than the Remaining Equity Rights. Staib hereby agrees to indemnify and hold harmless the Company from and against any claim from Staib, the trust (the "Trust") created by that certain voting trust agreement of even date herewith in accordance with the Voting Trust Agreement described in Section 5, or any direct or indirect transferee or assignee of Staib, that relates to the ownership, beneficially or of record, of any equity securities or rights to acquire equity securities of the Company other than the Remaining Equity Rights.

                  3. Release of claim to Employment Related Compensation and Reimbursements. Staib agrees that he is not now, and has never been, entitled to any further Employment Related Compensation, including, without limitation, any unpaid salary, bonuses, wages, vacation pay, disability pay, severance pay, or other compensation of any kind. Staib hereby agrees that the Company shall be, and hereby is, released and discharged from any further obligation, liability or claim related to the Employment Related Compensation.

                  4. Consideration. In consideration of the foregoing, the Company agrees not to contest the validity, enforceability or ownership of the Remaining Equity Rights and acknowledges, reaffirms and otherwise agrees to honor all rights represented by the Remaining Equity Rights, including the Remaining Warrants. The Company further agrees to pay to Staib a total of $60,000 upon the earlier of June 30, 2001 or receipt of the net proceeds from an initial public offering of the Company's stock (by check delivered to Staib within 10 days of receipt of such net proceeds).

                  5. Voting Trust. Staib hereby agrees to execute a Voting Trust Agreement in substantially the form of Exhibit A attached hereto and to transfer to the trustee of such Voting Trust all of the Staib Shares, and any shares ("Warrant Shares") issuable upon exercise of the Remaining Warrants (so long as such Remaining Warrants are held, directly or indirectly, by Staib). Concurrent with execution of this Agreement, Staib agrees to deliver stock certificates


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evidencing the Staib Shares to the trustee and further agrees that stock certificates evidencing shares issued upon the exercise of the Remaining Warrants shall be issued in the name of the Voting Trustee.

                  6. Hold Harmless Agreements. Staib and the Company hereby agree that the Company's obligation under that certain Indemnification and Hold Harmless Agreement dated February 27, 1996 as amended by that certain Amendment to Indemnification and Hold Harmless Agreement dated August 1, 1997 (as so amended, the "Hold Harmless Agreement") and that certain Reimbursement and Subordination Agreement dated August 1, 1997 (the "Reimbursement Agreement") to indemnify Staib, hold Staib harmless and reimburse Staib for amounts that Staib is required to pay The Northern Trust Bank shall apply only if and to the extent that the Company is in default of the Company's obligations to pay principal and interest when due to The Northern Trust Bank and shall not, in any event, include indemnity or reimbursement of amounts arising out of breach of Staib's contractual obligation to pledge collateral to secure such obligations. Staib agrees that, in the event he is obligated to pay any amounts to The Northern Trust Bank and, by virtue of such payment, is subrogated to the rights of The Northern Trust Bank, he will not be entitled to any reimbursement from the Company except to the extent that his subrogated interest would have been payable under the terms of the debt obligations with The Northern Trust Bank.

                  7. Transfer of Remaining Equity Rights. The Company and Staib acknowledge that the Company intends to make a public offering of certain Company stock (the "Potential Public Offering"). Staib and the Company agree that such Potential Public Offering is in the mutual interest of both parties. In order to facilitate the Potential Public Offering and as further consideration for the settlement agreements set forth herein, Staib and the Company have agreed that, during the term of this Agreement, Staib shall not sell, offer to sell, hypothecate, pledge, dispose of or otherwise transfer the Remaining Equity except as provided in this Section 7. The Company and Staib acknowledge that voting trust certificates will be issued to Staib upon transfer of the Staib Shares and any Warrant Shares to the Voting Trust ("Voting Trust Certificates") and agree that such "Voting Trust Certificates shall be deemed to be "Remaining Equity Rights" for purposes of this Section 7.

                  (a) Potential Public Offering. Staib and the Company acknowledge that Staib contemplates the sale of the Staib Shares to one or more underwriters (the "Underwriters") in the Potential Public Offering, which Underwriters would offer and sell the Staib Shares to the public. Staib and the Company further understand that it is contemplated that all or part of the Warrants will be exercised by Staib and the resulting Warrant Shares sold to the Underwriters, who would offer and sell such Warrant Shares to the Public. Staib agrees to negotiate and sign such reasonable and customary agreements as are necessary to facilitate such a sale on the same terms as shares are sold by the Company in such Potential Public Offering. Staib and the Company agree that the Shares and the Warrants may be delivered to a custodian for delivery and transfer to the Underwriters upon completion of such Potential Public Offering. In any event, Staib's agreement to negotiate the sale of a portion of his Remaining Equity Rights under this Subsection 7(a) shall only extend to the Staib Shares plus Warrants for 200,000 shares of


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         the Company's common stock and any additional Warrant Shares necessary, if at all, to bring the total consideration realized from such sale by Staib to at least $6,000,000. Nothing in this
         Section 7 shall create an obligation on behalf of the Company or any Underwriter to include any Staib Shares or Warrant Shares in a Potential Public Offering.

                  (b) Transfer to a Permitted Third Party. Staib shall have the right to transfer all or any part of the Remaining Equity Rights to a Permitted Third Party upon the Company's prior written consent, which consent shall not be unreasonably withheld. Withholding of the Company's consent shall not be deemed unreasonable if any Underwriter(s) has indicated in writing that such Underwriter intends in good faith to enter negotiations with Staib in a manner consistent with Subsection 7(a) and otherwise objects in writing to the transfer proposed by Staib. For purposes of this Section 7(b), the term "Permitted Third Party" means:

                           (1) "Permitted Third Party" means any Person
                  that is not (a) related to Staib by blood or by marriage,
                  (b) a Person owned or controlled by Staib, (c) an Affiliate of any Person related to Staib by blood or by marriage or owned or controlled by Staib or (d) a creditor of Staib.

                           (2) "Person" means any individual, partnership,
                  joint venture, corporation, limited liability company, trust, unincorporated organization or any other entity.

                           (3) "Affiliate" means any Person directly or
                  indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person; for purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under direct or indirect common control with") means the possession, direct or indirect, of the power to (A) vote 50% or more of the voting securities of such Person or (B) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  (c) Transfer to Creditors. Staib shall have the right, without the prior written consent of the Company, to (i) pledge any Voting Trust Certificate or unexercised Warrant to one or more creditor(s) of Staib or (ii) transfer any Voting Trust Certificate or unexercised Warrant to a trust created to benefit all or part of Staib's creditor's.

                  (d) Notification. Notwithstanding any other provision of this Section 7, no transfer shall be made under this Section 7 unless Staib complies with the provisions of this subsection 7(d) and Section 17 hereunder and the transferee of any Voting Trust Certificate or Warrant (or any trustee of any trust established in accordance with 7(c)) agrees to be bound by the Voting Trust Agreement (to the extent applicable thereto) and the provisions of
         Section 5, Section 7(a) and Section 7(e) of this Agreement, and provided further that such transfer is in compliance with federal and applicable state securities laws. Written notice of any transfers pursuant to this Section 7 shall be delivered to the Company, to the trustee of the Trust and to the other parties identified in


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         Section 17 hereof prior to the date of transfer. Staib shall provide the Company with all information reasonably requested by it to confirm that this Subsection 7(d) has been satisfied. The Company shall not unreasonably withhold the written consent required by the Voting Trust Agreement to any such transfer.

                  (e) Lockup. In connection with any Potential Public Offering, and except for transfers in accordance with Section 7(a) and 7(c), Staib agrees that he will not, without the prior written consent of the representative (the "Representative") of the Underwriters, sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or any voting trust certificate representing beneficial or pecuniary interest in the same, including the Remaining Equity Rights, or publicly announce an intention to effect any such transaction, for a period of at least 180 days, and at the reasonable request of the Representative up to 365 days, after the date of execution of the underwriting agreement related to the Potential Public Offering. Staib agrees that the Representative shall be a third party beneficiary of this provision.

                  (f) Subject to Section 17, the provisions of this Section 7 shall survive termination of this Agreement and until June 30, 2002.

                  8. Proprietary Information. Staib acknowledges that during his employment with the Company, he was exposed to and acquired confidential, proprietary and trade secret information belonging to the Company and the Company's customers ("Confidential Information"), including, without limitation, designs, processes, formulae, plans, devices and material, directly or indirectly, useful in any aspect of the Company's business, past, current or anticipated products or services, customer and supplier lists, development and research work, business strategies, plans and proposals, financial, employee and personnel data and information and purchasing, accounting, marketing, selling and services information. Staib understands and agrees that such Confidential Information was disclosed to him in confidence and for the sole benefit of the Company. Staib agrees that beginning on the date of this Agreement he and any entity directly or indirectly controlled by Staib will (i) diligently protect the confidentiality of all Confidential Information; (ii) not disclose or communicate any Confidential Information to any third party without the consent of the Company; and (iii) not make use of Confidential Information on his own behalf or on behalf of any third party. Staib agrees that any unauthorized disclosure or use of such Confidential Information to or on behalf of third parties would cause irreparable harm to the confidential status of such information and to the Company, and, therefore, the Company shall be entitled to an injunction prohibiting any such disclosure, use, or threatened disclosure or use. The foregoing obligations of confidentiality shall not apply to any


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knowledge or information that is now or subsequently becomes generally publicly known, other than as a direct or indirect result of a breach of this Agreement by Staib.

                  9.       Full Compromise and General Release.

                  (a) Staib agrees that the payment and acceptance of the consideration described in Sections 2, 3 and 4 hereof is in full, final, and complete compromise, settlement, and satisfaction of any and all claims relating directly or indirectly to (i) Staib's employment with the Company, (ii) Staib's resignation from employment with the Company, (iii) Staib's personal guarantee of, and pledge of personal assets as collateral for, any Loans, and
         (iv) any other claims of any nature whatsoever that Staib could have asserted against the Company or any of the "Released Parties" as that term is defined in Section 9(b) arising prior to the date of this Agreement; provided that nothing contained in this Agreement shall relieve the Company of its obligations under the Hold Harmless Agreements as amended by Section 6 of this Agreement.

                  (b) Staib, for and on behalf of himself and his heirs, administrators, executors, successors and assigns, agrees to, and hereby does, release, acquit, and forever discharge the Company and its affiliates, subsidiaries, and related companies, and the current and former directors, officers, members, agents, attorneys, servants, independent contractors and employees of the Company and all of its related entities (the "Released Parties"), from any and all claims, whether direct or indirect, fixed or contingent, known or unknown, which Staib ever had, has, or may claim to have, for, upon, or by reason of any matter, act or thing prior to the date of this Agreement, including, but not limited to, any cause of action Staib could have asserted in any litigation against any of the Released Parties, any cause of action or claim relating to Staib's association with or employment by the Company, and/or any cause of action or claim relating to Staib's decision to resign; provided that nothing contained in this Agreement shall relieve the Company of its obligations under the Hold Harmless Agreements as amended by Section 6 of this Agreement. The General Release of this Section 9 specifically encompasses, but is not limited to, claims that could be brought under Chapter 91A Code of Iowa (1999); Title VII of the Civil Rights Act, 42 U.S.C. ss. 2000e, et seq., as amended by the Civil Rights Act of 1991; the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq. (the "Age Discrimination in Employment Act"); the Americans With Disabilities Act, 42 U.S.C. ss.ss. 12101-12213; the Employee Retirement Income Security Act (ERISA), 29 U.S.C. ss. 1001, et seq.; the Fair Labor Standards Act, 29 U.S.C. ss. 201, et seq.; the National Labor Relations Act, 29 U.S.C. ss. 151, et seq.; the Worker Adjustment Retraining and Notification Act, 29 U.S.C. ss. 2101, et seq.; and any other federal or state statute, or local ordinance, including any attorneys' fees, liquidated damages, punitive damages, costs or disbursements that could be awarded in connection with these or any other statutory claims. The release contained in this Section 9(b) also specifically encompasses any and all claims grounded in contract or tort theories, including, but not limited to, breach of contract; tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of employee handbooks, manuals or other policies; wrongful discharge; wrongful discharge in violation of public policy; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel and slander, discharge defamation and self-defamation; intentional or negligent infliction of emotional distress; negligence; breach of fiduciary duty; negligent hiring, retention or supervision; whistleblower claims; and/or any other contract or tort theory based on either intentional or negligent conduct of any kind, including any attorneys' fees, liquidated damages, punitive damages, costs or disbursements that could be awarded in connection with these or any other common law claims.

                  (c) The Company, for and on behalf of itself and its successors and assigns, agrees to, and hereby does, release, acquit, and forever discharge Staib, from any and all claims, whether direct or indirect, fixed or contingent, known or unknown, which the Company ever had, has, or may claim to have by reason of the issuance of the Warrants, the failure of the collateral relating to the Loans, the Guarantee Fees, any damages relating to its inability to obtain capital under the Loans or incurred in negotiating amendment of the documentation relating to the Loans or this Agreement, including attorney's fees and expenses and fees incurred or assessed by the Company's lenders either before or after the date of this Agreement; provided that nothing contained in this Agreement shall relieve the Staib of his obligations to the Creditors to guarantee and provide collateral with respect to the Loans and nothing in this Agreement shall be deemed to be a surrender of any defense available to the Company with respect to any obligation under the Hold Harmless Agreement or the Reimbursement Agreement.

                  10.      Right to Consider and Rescind.

                  (a) Right to Consider under the Age Discrimination in Employment Act. Staib understands that he has twenty-one (21) days to consider whether he should agree to release his claims, if any, under the Age Discrimination in Employment Act. Staib further understands, however, that he is not required to take the entire 21-day period to decide whether he wishes to release his claims, if any, under the Age Discrimination in Employment Act, and that he may do so on an accelerated basis without prejudice to his own or the Company's rights under this Agreement.

                  (b) Right to Rescind or Revoke under the Age
         Discrimination in Employment Act. Staib understands that he has the right to rescind the release of his claims, if any, under the Age Discrimination in Employment Act, for any reason, within seven
         (7) days after he signs this Agreement. Staib understands that the release of his claims, if any, under the Age Discrimination in Employment Act, will not become effective or enforceable unless and until he executes this Agreement and the applicable rescission period has expired. Staib understands that if he wishes to rescind, the rescission must be in writing and must be hand-delivered or mailed to the Company. To be effective, such written notice must be delivered either by hand or by mail, to William McNally, Stockpoint, Inc., Oakdale Research Park, 2600 Crosspark Road, Coralville, IA 52241-3212 (phone number:
         319-626-5000), within the 7-day period. If a notice of rescission is delivered by mail, it must be: (i) postmarked within the 7-day period,

         (ii) properly addressed to William McNally at the above address and (iii) sent by certified mail, return receipt requested.

                  Staib understands that even if he elects to rescind his agreement to release his claims, if any, under the Age Discrimination in Employment Act, this rescission shall have no effect or consequence whatsoever on the release of any other claims Staib released pursuant to this Agreement, as set forth above. Staib further understands that, in the event Staib rescinds his agreement to release his claims, if any, under the Age Discrimination in Employment Act, the Company shall have no further obligation to pay any consideration under section 4 of this Agreement.

                  11. Confidentiality. The Company, and Staib, for himself and on behalf of any entity that he controls, agree that it is the intent of the parties to maintain the complete confidentiality of the terms of this Agreement and the negotiations leading to this Agreement. Therefore, the parties agree that they will not publicize, and will take all prudent steps to ensure the confidentiality of, this Agreement. Notwithstanding the terms of this Section 11, the parties shall be entitled to disclose the terms of this Agreement to their respective lawyers, tax advisors, accountants, immediate family, creditors, and as otherwise provided in
Section 17 or in connection with any legal or administrative proceeding of any kind whatsoever if required by law or on the condition that those to whom such disclosure is made also will be bound by the terms of this
Section 11, and the Company shall be entitled to disclose the terms of this Agreement, or to file this Agreement, if required under applicable securities laws in connection with the Potential Public Offering and to disclose the terms of this Agreement to the Representative and the underwriters of the Potential Public Offering as part of their due diligence investigation. Nothing in this Section 11 shall prevent either party from disclosing to anyone the warrants held by Staib upon execution of this agreement and the terms related to such warrants under the applicable warrant agreement, provided that any other information covered by this Section 11, including the terms and conditions of this agreement remain confidential.

                  12. Complete Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein. Staib hereby affirms that his rights to compensation and/or benefits from the Company are specified exclusively and completely in this Agreement. Any modification of, or addition to, this Agreement must be in writing signed by Staib and by an authorized representative of the Company.

                  13. Severability. Staib and the Company agree that should any provision of this Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Agreement, but rather, the Agreement shall be construed as if it did not contain the illegal part, and the rights and obligations of the parties shall be construed accordingly.

                  14. Effect on Successors. This Agreement is personal to the parties and may not be assigned by Staib without the written agreement of the Company. This Agreement shall be binding on the Company, its successors and assigns.

                  15. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Iowa.

                  16. Knowing and Voluntary Agreement. Staib agrees that he has entered into this Agreement knowingly and voluntarily. Staib further acknowledges that he has had the opportunity to be represented by counsel in connection with the negotiation and preparation of this Agreement and have any terms of this Agreement explained to him. Staib also acknowledges that the Company has recommended that he consult legal counsel to assist him in understanding all terms of this Agreement before executing this Agreement. Staib further affirms that he understands the meaning of the terms of this Agreement and their effect and agrees that the provisions set forth in the Agreement are written in language understandable to Staib.

                  17. Notice to Certain Parties. The Company acknowledges that Staib is obligated to provide notice to the United States Bankruptcy Court for the Iowa District (the "Court") pursuant to bankruptcy proceeding 98-5481, the office of the United States Attorney for the Northern District of Iowa located in Cedar Rapids, Iowa and to Guarantee Bank & Trust of the surrender of Warrants and claims in this Agreement. Staib agrees to provide notice of this Agreement immediately and to promptly provide any other notice that is subsequently required to be given under this Agreement. In the event that the Court objects to the terms of this Agreement or any actions taken pursuant to this Agreement, this Agreement shall be null and void ab initio and of no further force or effect on the parties but only to the extent provided in Section 13; provided, however, that no objection of the Court with respect to the execution of this Agreement shall be binding on the parties if Staib fails within five business days of the date of this Agreement to provide such notice.

                  18. Counterparts. This Agreement may be executed in counterparts (including by facsimile signature), each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement, but in making proof hereof it shall not be necessary to exhibit more than one such counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.


Dated: December ____, 1999


                                _______________________________________
                                Robert Staib




                                STOCKPOINT, INC.


                                By ___________________________________


                                Its __________________________________